
                                  NSAR ITEM 77O

                              VK Equity Income Fund
                               10f-3 Transactions

  UNDERWRITING #            UNDERWRITING              PURCHASED FROM      AMOUNT OF SHARES          % OF           DATE OF
                                                                              PURCHASED         UNDERWRITING      PURCHASE


         1         John Hancock Financial Service     CS First Boston          187,400              0.184%         01/26/00
         2                   Palm, Inc.                 SC Bernstein            19,800              0.086%         03/01/00
         3                     MetLife                 CSFirst Boston        1,465,600              0.584%         04/04/00


Other Underwriters in the syndicate for #1
-------------------------------------------
Salomon Smith Barney
Warburg Dillon Read
ABN AMRO Incorporated
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Morgan Stnaley & Co. Incorporated
Deutsche Bank Securities Inc.
Utendahl Capital Partners, L.P.
Westdeutsche Landesbank Gironzentrale
The Williams Capital Group, L.P.


Other Underwriters in the syndicate for #2
--------------------------------------------
Goldman Sachs & Co.
Bear, Stearns & Co
Credit Suisse First Boston
Donaldson, Lufkin & Jenrette
Lehman Brothers
Merrill Lynch & Co.
J.P. Morgan & Co.
Morgan Stanley Dean Witter
Painewebber Incorporated
Purdential Securities
Salomon Smith Barney
Sanford C. Bernstein & Co., Inc.
Schroder & Co. Inc.

Other Underwriters in the syndicate for #3
------------------------------------------
Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
Banc of America Securities LLC
Donaldson, Lufkin & Jenrette Securities Corp.
Lehman Brothers Inc.
Merrill Lynch Pierce, Fenner & Smith Inc.
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Conning & Company
Fox-Pitt, Kelton Inc.
J.P. Morgan Securities, Inc.
Santander Investment Securities Inc.
Utendahl Capital Partners, L.P.
Warburg Dillion Read LLC

Bear, Stearns & Co. Inc.
Sanford C. Bernstein & Co., Inc.
CIBC World Markets Corp.
Deutsche Bank Securities, Inc.
A.G. Edwards & Sons, Inc.
First Union Securities, Inc.
FleetBoston Robertson Stephens Inc.
Chase Securities Inc.
Edward D. Jones & Co. LLC
Lazard Freres & Co. LLC
BMO Nesbitt Burns Corp.
Putnam, Lovell, deGuardiola & Thorton, Inc.
Prudential Securities Incorporated